UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2014

ZOGENIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 259-1165
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement.
On September 12, 2014, Zogenix, Inc. (“Zogenix” or the “Company”) and Daravita Limited (“Daravita”) entered into a third amendment (the “Third Amendment”) to the License Agreement, dated November 27, 2007, by and between Zogenix and Daravita (the “License Agreement”). Under the License Agreement, Daravita granted to Zogenix an exclusive license in the United States and its possessions and territories to certain intellectual property rights related to oral controlled release formulations of hydrocodone bitartrate and related compounds, including the Company’s Zohydro ER product. Under a separate commercial manufacturing and supply agreement entered into by the Company and Daravita on November 2, 2012, Daravita is the exclusive manufacturer and supplier to Zogenix of Zohydro ER, subject to certain exceptions, and the Company generally must purchase all of its requirements of Zohydro ER from Daravita.
Pursuant to the Third Amendment, Zogenix may exercise its option to obtain an exclusive license to certain abuse-deterrent technology and know-how from Altus Formulation Inc. (“Altus”) (pursuant to that certain Development and Option Agreement, dated November 1, 2013, by and between Zogenix and Altus). Following such exercise and the first commercial sale by Zogenix, its affiliates or any of its permitted sublicensees of any extended-release formulations of hydrocodone using Altus’ abuse-deterrent technology (“Altus Product”), Daravita will be entitled to receive from Zogenix a royalty on net sales of Altus Product through the date that is 15 years following the first commercial sale of the Altus Product in the United States and its possessions and territories. Prior to December 31, 2019, such royalty will be (i) in the mid single-digits if Daravita or an affiliate is the manufacturer of the Altus Product and (ii) in the low twenty-percent-range if Daravita or an affiliate is not the manufacturer of the Altus Product. After December 31, 2019, such royalty will be in the high single digits, regardless of whether Daravita or an affiliate is the manufacturer. Neither Zogenix nor Daravita shall be obligated to have Daravita or an affiliate manufacture commercial supplies of Altus Product for Zogenix.
* * *
The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by the Third Amendment, a copy of which Zogenix intends to file with its Quarterly Report on Form 10-Q for the period ending September 30, 2014, requesting confidential treatment for certain portions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: September 18, 2014	By:	/s/ Ann D. Rhoads
Name: Ann D. Rhoads
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary